                                                                    EXHIBIT 10.5


                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement ("Modification Agreement") is made this 18th day of September, 1997, by and between NATIONAL MEDIA CORPORATION ("National Media"), QUANTUM NORTH AMERICA, INC. (formerly known as MEDIA ARTS INTERNATIONAL, LTD.) ("Quantum"), QUANTUM INTERNATIONAL LIMITED ("Quantum International"), POSITIVE RESPONSE TELEVISION, INC. and DIRECTAMERICA CORPORATION (severally called "Borrower" and collectively called the "Borrowers"), and CORESTATES BANK, N.A.("Bank").


                                   BACKGROUND

         A. Borrowers are indebted to Bank with respect to a certain Line of Credit (the "Line") and pursuant to certain Secured Subordinated Notes (the "Term Notes"), all as more fully described in a certain Amended and Restated Loan and Security Agreement ("Loan Agreement") dated as of June 26, 1996 among Borrowers and Meridian Bank ("Meridian"). Meridian has been merged into Bank which thereby succeeded to the rights and interest of Meridian with respect to its financing arrangements with Borrowers and to all loans, liens, instruments, agreements and documents related thereto.

         B. For the purposes hereof, the Loan Agreement and all instruments, agreements and documents relating thereto or otherwise reflecting or related to financing arrangements between Bank and Borrowers, or any of them, are hereinafter collectively referred to as the "Loan Documents" and the outstanding advances under the Line and the unpaid balance under the Tenn Notes shall be collectively referred to as the "Loans". Capitalized terms used but not otherwise defined in this Modification Agreement shall have the respective meanings ascribed thereto in the Loan Agreement.

         C. The parties have agreed pursuant to the terms and conditions of this Modification Agreement to modify certain terms and conditions of their financing arrangements and the Loan Documents.

         NOW, THEREFORE, for the foregoing background incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:


         1 . Borrowers hereby unconditionally acknowledge and agree that (a) the present outstanding principal balance of cash advances under the Line is $19,000,000 and the present aggregate face amount of the outstanding standby letter of credit is $475,000, (b) the present outstanding principal balance under the Term Notes is $4,000,000, and (c) interest as set forth in the Loan Documents has accrued and is outstanding from September 1, 1997, and (d) all of the foregoing obligations described in clauses (a) through (c) above are owing without defense, offset, deduction, or counterclaim.

        2. (a) The "Contract Period" of the Line is hereby extended from September 30, 1997 to December 31, 1998 ('Maturity Date"). The entire unpaid principal balance under the Line (unless sooner accelerated following the occurrence of an Event of Default) shall be due and payable on the Maturity Date, without further notice or demand.

                  (b) The maximum outstanding amount of cash advances under the Line shall not at any one time exceed $19,000,000; the maximum face amount of outstanding standby letters of credit shall not exceed $475,000 in the aggregate at any time and the maximum face amount of outstanding commercial letters of credit shall not exceed $5,000,000 in the aggregate at any time; and the maximum outstanding amount of cash advances under the Line together with the maximum face amount of outstanding letters of credit shall not at any one time exceed, in the aggregate, $19,475,000. No letter of credit now or hereafter outstanding shall have an expiry date later than the Maturity Date. If no Event of Default is outstanding and subject to the terms hereof, including without limitation the foregoing limits and the provisions of paragraph 11 hereof, Borrowers may repay and reborrow advances under the Line. No bankers' acceptances shall hereafter be issued or made available by Bank on behalf of Borrowers.

         3. Installment payments in the following amounts shall be made on the Term Notes (unless such Term Notes are sooner accelerated following the occurrence of an Event of Default): $50,000 on the first day of each month from December, 1997 through March, 1998; $800,000 on April 1, 1998; and $ 1,000,000
on December 1 of each of 1998, 1999 and 2000. Prepayment of the Term Notes may be made at any time, but applied in the inverse order of the due date of unpaid installments (balloon payment first).

         4. (a) The interest rate on the Loans shall, as of the date hereof, be increased to and accrue at 300 basis points ("Contract Rate Margin") in excess of the prime rate ("Prime Rate") of Bank (that rate designated by Bank from time to time as its prime or reference rate but which rate is not necessarily the best or lowest rate available to its customers or any particular customer). Interest shall be paid monthly on the first day of each month through May 31, 1998 at the rate of 150 basis points ("Pay Rate Margin") in excess of the Prime Rate. The remaining interest of 150 basis points (such aggregate accrued and unpaid interest referred to as the "Accrued Interest") shall be accrued and paid on the earlier of (i) the first day of each month from June, 1998 through December, 1998 in equal installments each in the amount of 1/7th of the Accrued Interest, (ii) the date the Bank Indebtedness is accelerated, or (iii) the date the Loans are sooner paid in full. As of and after June 1, 1998, interest shall be paid monthly on the first day of each month at a rate equal to the Prime Rate plus the Contract Rate Margin. No portion of the Loans shall hereafter accrue interest at a LIBOR based rate. Upon the occurrence of a Rate Triggering Event (as defined in paragraph 4(b) below), and during the continuance thereof, (any rate change to be effective as of the first day of the month following the month for which financial statements are provided, regardless of when such statements are actually delivered to Bank) the Contract Rate Margin and the Pay Rate Margin shall each be increased by 100 basis points. Nothing herein contained shall replace, eliminate, impair or otherwise alter provisions in the Loan Documents providing for a default rate of interest.

                  (b) A "Rate Triggering Event" shall mean Borrowers' failure to achieve or maintain any of the following:

                           (i) Borrowers' failure to have a consolidated
Tangible Net Worth of at least $18,000,000 as of September 30,1997 and from December 31, 1997 through March 30, 1998; $20,000,000 from March 31, 1998 through June 29, 1998; $25,000,000 from June 30, 1998 through September 29, 1998; $30,000,000 from September 30, 1998 through December 30, 1998; and $35,000,000 thereafter.

                           (ii) Borrowers' failure to have a consolidated
Working Capital of at least $10,000,000 as of September 30, 1997 and from December 31, 1997 through March 31, 1998; $15,000,000 from April 1, 1998 through June 30, 1998; $20,000,000 from July 1, 1998 through December 30, 1998; and
$25,000,000 thereafter.

                           (iii) Borrowers' failure to have a ratio of
Indebtedness (excluding foreign exchange obligations) to Tangible Net Worth of equal to or less than 3.5 to 1 as of September 30, 1997 and from December 31, 1997 through March 30,1998; 3.0 to 1 from March 31, 1998 through September 29, 1998; and 2.0 to 1 thereafter.

                           (iv) Borrowers' failure to have a consolidated Net
Liquidity Ratio of at least 1.1 to 1 as of September 30, 1997; 1.25 to 1 from December 31, 1997 through March 30, 1998; 1.5 to 1 from March 31, 1998 through December 30, 1998; and 2.0 to 1 thereafter. For the purposes hereof, "Net Liquidity Ratio" shall mean the ratio of all cash and accounts receivables of all Borrowers and subsidiaries of any Borrower (excluding Prestige Marketing Limited) to the principal amount of the Bank Indebtedness (excluding foreign exchange obligations).

                  (c) The third line of paragraph 5.3 of the Loan Agreement is modified to increase the fee applicable to commercial (merchandise) letters of credit from 1/4% to 1/2% of the face amount of each such letter of credit.

         5. As of and after the date hereof, Bank shall not issue or rollover for the account of any Borrower any foreign currency spot contract or any foreign currency forward contract.

         6. Borrowers represent and warrant that no Events of Default are outstanding under the Loan Agreement and Note and Warrant Purchase Agreement excepting only those Events of Default listed on Schedule A attached hereto and made a part hereof ("Known Defaults"). In consideration of all of the terms, conditions and undertakings set forth in this Modification Agreement, Bank hereby waives the Known Defaults. To the extent the existing officer loans referred to on Schedule

A continue unpaid after the date hereof, Bank further waives any Event of Default resulting from a violation of any covenant prohibiting such existing loans (such waiver to have no impact on Borrower's undertakings under paragraphs 4(b) and 8 hereof Subject to the preceding sentence, no such waiver, however, shall in any way discharge, reduce, limit or alter the Borrowers' ongoing obligation and responsibility to comply with and perform all covenants, obligations and duties contained in the Loan Documents, as modified by this Modification Agreement.

         7. Borrowers represent and agree that pursuant to a certain Securities Purchase Agreement and related agreements and documents ("Securities Purchase Documents") dated as of September 4, 1997 by and among National Media with various purchasers named therein ("Securities Purchasers") the Borrowers are receiving on this date cash equity of $20,000,000 in exchange for the issuance of National Media's Series C Convertible Preferred Stock, warrants and related consideration. The Borrowers represent that they have delivered to Bank copies of the final signed Securities Purchase Documents and certify that such agreements have not been amended or terminated. The parties acknowledge and agree that the proceeds of such investment (National Media's receipt of which being a condition to the effectiveness of this Modification Agreement) shall be used by the Borrowers as described therein.

         8. Notwithstanding anything to the contrary contained in Section 9 of the Loan Agreement, Borrowers shall comply with the following (which financial covenants shall replace and supersede all of the financial covenants presently contained in, and shall, in substitution therefor, be incorporated into and be deemed the financial covenants of, Section 9):

                  (a) Borrowers shall have a consolidated Tangible Net Worth of not less than $18,000,000 as of September 30, 1997 and from December 31, 1997 through March 31, 1998; and $20,000,000 at all times thereafter.

                  (b) Borrowers shall have a consolidated Working Capital of not less than $10,000,000 as of September 30, 1997 and from December 31, 1997 through March 31, 1998; $15,000,000 from April 1, 1998 through June 30, 1998;
and $20,000,000 at all times thereafter.

                  (c) Borrowers shall have a ratio of Indebtedness (excluding foreign exchange obligations) to Tangible Net Worth of not more than 3.5 to 1 as of September 30, 1997 and from December 31, 1997 through June 30, 1998; and 3.0 to 1 at all times thereafter.

                  (d) Borrowers shall have a consolidated Net Liquidity Ratio of not less than 1.1 to 1 as of September 30, 1997 and from December 31, 1997 through March 31, 1998; 1.25 to 1 from April 1, 1998 through September 30, 1998; and 1.50 to 1 at all times thereafter. For the purposes hereof, "Net Liquidity Ratio" shall mean the ratio of all cash and accounts receivables of all Borrowers and subsidiaries of any Borrower (excluding Prestige Marketing Limited) to the principal amount of the Bank Indebtedness (excluding foreign exchange obligations).

         9. (a) Paragraph 16-42 of the Loan Agreement is hereby modified to delete the definition of "Tangible Net Worth" contained therein and replace it with the following:

                  "Tangible Net Worth", as applied to Borrowers, including subsidiaries of Borrowers, means the shareholders' equity of National Media and its consolidated subsidiaries (as would be shown on a consolidated balance sheet for such entities prepared in accordance with GAAP) less the sum of (i) the book amount of all assets which would be treated as intangibles under GAAP, including without limitation such items as organizations costs (as currently reflected on National Media's consolidated financial statements), goodwill, trademarks, trade names, service marks, brand names, franchises, copyrights, patents, licenses and unamortized debt discount and expense, (ii) any write-up in the book value of any asset resulting from a re-evaluation thereof subsequent to the acquisition thereof (except write-ups to actual value specifically approved by Bank), and (iii) loans and notes payable due to any Borrower(s) or any subsidiary of a Borrower from any Affiliate(s), director(s) or officer(s) of any Borrower(s), except to the extent any such loan(s) and note(s) payable are secured by valid, enforceable liens on collateral and Bank then agrees, in its discretion, that, as a consequence thereof, such loan(s) and note(s) payable may be removed from the exception reflected by this clause (iii).

                  (b) The term "Bank Indebtedness" as defined and hereinafter used with respect to the Loan Agreement, as amended hereby, shall not include the obligations of National Media under the warrants described in paragraph 12 below and any related warrant agreements.

         10. In consideration for the undertakings and agreements of Bank contained in this Modification Agreement, Bank shall be entitled to receive from Borrowers and shall have fully earned an amendment and restructuring fee of $304,000. Such fee shall be paid as follows: $19,000 on the date of this Modification Agreement and $19,000 on the first day of each calendar month, commencing October 1, 1997. Notwithstanding the foregoing, the entire unpaid balance of such fee shall be due and payable in full upon the earlier to occur of (a) repayment in full of the outstanding Loans and (b) acceleration of the Bank Indebtedness following the occurrence of an Event of Default.

         11. (a) The outstanding principal amount of all Bank Indebtedness (excluding foreign exchange obligations) shall at all times be less than the Borrowing Base. The Borrowers shall provide a written certification (on a borrowing base certificate in form acceptable to Bank) on a monthly basis (within 30 days of each month end) to reflect Borrowers' compliance with this covenant.

                  (b) For the purposes hereof, "Borrowing Base" shall mean (i) 100% of all cash (free balances only) of Borrowers and Borrowers' non-dormant subsidiaries (excluding Prestige

Marketing Limited) in United States dollars located in the United States, (ii) 85% of domestic (United States and Canada) Eligible Accounts Receivables and 65% of foreign Eligible Accounts Receivables of Borrowers and Borrowers' non-dormant subsidiaries (excluding Prestige Marketing Limited) and (iii) 45% (reducing to 30% as of January 31, 1998) of domestic Eligible Inventory of Borrowers and Borrowers' non-dormant subsidiaries (excluding Prestige Marketing Limited) and 30% (reducing to 0% as of January 1, 1998) of foreign Eligible Inventory of Borrowers and Borrowers' non-dormant subsidiaries (excluding Prestige Marketing Limited).

                  (c) (i) With respect to all Eligible Receivables from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrowers and delivered to Bank, each account receivable shall only be an Eligible Receivable if (1) the account is genuine, is in all respects what it purports to be, and is not evidenced by any chattel paper, note, instrument or judgment unless such chattel paper, note or other instrument has been duly endorsed or assigned to Bank and Bank agrees to treat such account as an Eligible Receivable; (2) a Borrower has absolute title to such account and the account represents an undisputed, bona fide transaction completed in accordance with the terms thereof and as represented to Bank; (3) no payments have been thereon; (4) there are no setoffs, counterclaims or disputes existing or validly asserted with respect thereto and no Borrower has made any agreement with any account debtor for any deduction therefrom; (5) there are no facts, events or occurrences which impair the validity or enforcement thereof or reduce the amount payable thereunder as shown on any certificates, statements or reports prepared by or for Borrowers and delivered to Bank, Borrowers' books and records and all invoices and statements delivered to Bank with respect thereto;
(6) to the best of Borrowers' knowledge, the account debtor has the capacity to contract, is solvent and is not a debtor in a case commenced under the Federal Bankruptcy Code; (7) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank or of Barclays Bank (as to Quantum International only); (8) to the best of Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which are reasonably likely result in any material adverse change in such account debtor's financial condition; (9) the account is not an account with respect to which the account debtor is an Affiliate of any Borrower or a director, officer or employee of any Borrower or its Affiliates;
(10) the account does not arise with respect to goods which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (11) other than in the ordinary course of business, the account is not an account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, or sale on approval basis; (12) the amounts shown on the applicable certificates, statements, on Borrowers' books and records and all invoices and statements which may be delivered to Bank with respect to such accounts are actually and absolutely owing to Borrowers and are not in any way contingent; (13) the account has not been sold, assigned or transferred to any other Person and no Person except Borrowers has any claim thereto or (with the exception of the applicable account debtor) any claims to the goods sold; (14) the account should not be and has not been considered as a bad debt in accordance with GAAP or in accordance with Borrowers' standard procedures for writing off bad debts; and (15) the account and all other accounts of the account debtor (or that portion thereof being considered as an Eligible Account) represent less than 20% of all Eligible Accounts.

                           (ii) With respect to Eligible Inventory from time to
time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrowers and delivered to Bank, inventory shall only be Eligible Inventory if (1) such inventory is located at the address or addresses listed on Schedule C attached hereto and made part hereof (as amended from time to time prior to any contemplated change in the location of inventory) or is in transit; (2) Borrowers have good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest (whether consensual, statutory, judicial, or common law) whatsoever except for the perfected security interest granted to Bank or to Barclays Bank (as to Quantum International only); (3) such inventory is of good and merchantable quality, free from any defects; (4) such inventory is not precluded from sale by Borrowers as a result of the termination of, or injunction or court order with respect to, any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (5) the completion of the manufacture and sale or other disposition of such inventory by Bank following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which any Borrower is a party or to which the inventory is subject.

         12. Bank shall receive, as additional consideration for its agreements and undertakings set forth in this Modification Agreement, warrants establishing a unconditional right for Bank (or its affiliated nominee) to acquire 125,000 shares of common stock of National Media, to be executed and delivered to Bank within 10 days of the date hereof. The strike price relating thereto shall be $5-3/16 per share. The warrants shall be for a term of 5 years and shall contain standard antidilution provisions (including without limitation provisions using a weighted average basis for share issuances below the then current market price) and other terms and rights reasonably acceptable to the Bank. The resale by Bank of the common shares underlying the warrants received by the Bank shall be registered on the initial registration statement required by the Securities Purchase Documents (to be filed on or before October 15, 1997), provided that Bank will respond in a timely manner to the reasonable requests of National Media or its counsel for information and input in connection with the preparation, filing and effectiveness of such registration statement. Such registration shall be maintained by National Media in effect until the warrants have been exercised or have expired. National Media represents that as of the date hereof there are 25,455,405 issued and outstanding shares of National Media's common stock and that sufficient shares of its common stock have been duly authorized and reserved to cover the exercise of the warrants to be granted to Bank as well as all other outstanding warrants. All outstanding warrants to acquire common stock of National Media are described on Schedule B attached hereto.

         13. National Media shall be managed by Robert Verratti or by a replacement selected by National Media which shall be reasonably acceptable to Bank. There shall be no material change in other executive management of National Media without the prior written consent of Bank, which consent shall not unreasonably be withheld. It is understood and agreed that continuity of the existing executive management of Borrowers who negotiated this Modification Agreement is an essential inducement for Bank to enter into this Modification Agreement.

         14. If any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the issued and outstanding voting stock of National Media normally entitled to vote in the election of directors of National Media, such occurrence shall constitute an Event of Default under the Loan Agreement.

         15. Without limiting, altering or replacing any other undertakings of Borrowers or any other parties or any other rights of Bank hereunder, each subsidiary of each Borrower shall comply with the covenants set forth in paragraphs 8.1 through 8.15 and 8.18 through 8.22 of the Loan Agreement as if it were a party to the Loan Agreement.

         16. It is understood and agreed that all obligations and liabilities of Borrowers to Bank (due or to become due, matured or contingent, joint or several) shall be secured by a first lien and security interest in all existing and future assets of Borrowers and all subsidiaries of Borrowers (including without limitation stock of all of such companies other than stock in National Media), provided, however, that Bank shall have (a) a second hen on assets of Quantum International subject to the existing lien held therein by Barclays Bank and (b) no lien on the assets of Prestige Marketing Limited. To the extent that any subsidiary of a Borrower is not presently obligated to Bank with respect to all or any portion of the Loans, such entity other than Prestige Marketing Limited shall, immediately upon Bank's request, execute such guaranty, joinder agreement or other agreement required by Bank so that such entity shall be jointly and severally liable with Borrowers for repayment of the Bank Indebtedness. Each such entity shall also execute such security agreement, financing statements, debentures or other agreements as may be required by Bank so that Bank shall have a first lien upon all of such assets. Borrowers acknowledge that Bank shall engage counsel in other countries for assistance in connection with this documentation and analysis and that any and all such agreements may have special provisions and requirements as recommended by such counsel. Borrowers shall fully cooperate in this process and upon request immediately execute any and all such agreements as may be presented to them on behalf of Bank. For the purposes of each provision of this Modification Agreement, all references to 66 subsidiaries" of any Borrower shall mean all domestic and foreign subsidiaries directly or indirectly owned. Borrowers acknowledge that their undertakings in this paragraph are an essential inducement for Bank's agreements set forth herein.

         17. In addition to all other reports, certificates and statements to be provided by Borrowers to Bank, Bank shall receive:

                  (a) a weekly cash flow report, on a 10 week rolling basis;

                  (b) a monthly products run schedule, new products schedule and advertising versus sale schedule;

                  (c) all monthly statements to be provided by Borrowers shall be separated on the basis of North American and international operations;

                  (d) delivery of annual financial statements shall be accompanied by delivery of any management letter Borrowers may receive from their independent accountants;

                  (e) Bank shall have the option to conduct, at Borrowers' expense, on a semiannual basis, an audit of Borrowers assets and operations by Boston & Associates or such other independent organization as Bank may select; and

                  (f) notwithstanding any provisions of Section 10 of the Loan Agreement to the contrary, all reports, financial statements and certificates to be delivered under the Loan Agreement shall pertain to Borrowers as well as all to other companies constituting domestic and foreign subsidiaries of any Borrower.

         18. (a) CoreStates and National Media acknowledge that the Loan and Security Agreement dated November 18, 1995 ("1995 Agreement") among National Media, Quantum and Quantum International with Meridian was amended, restated and replaced by the Loan Agreement, provided, however, that the execution and delivery of the Loan Agreement and related agreements did not satisfy, release, extinguish, novate or reduce any outstanding indebtedness created or evidenced by the 1995 Agreement or release, terminate or limit any liens or security interests created or evidenced by the 1995 Agreement.

                  (b) CoreStates further acknowledges that the financial covenants contained in paragraphs 7.7(c), (m), (n), (o), (p) and (q) of the Note and Warrant Purchase Agreement are intended to be replaced and superseded by the financial covenants contained in paragraph 8 hereof.

         19. Borrowers shall pay, on demand, all reasonable costs and expenses of Bank, including the reasonable fees and costs of its legal counsel, in connection with the preparation, execution and delivery of this Modification Agreement, all agreements related hereto and the transactions contemplated hereby.

         20. Borrowers also agree to execute and deliver to Bank, or cause to be executed and delivered to Bank, such additional documents and to take such additional actions as Bank may reasonably request to carry out and effectuate the purposes of this Modification Agreement.

         21. This Modification Agreement shall be incorporated into and made part of the Loan Documents. To the extent of any inconsistency between the terms hereof and the terms of the Loan Documents, the terms hereof shall control. Except as expressly set forth in this Modification Agreement, the terms and conditions of the Loan Documents remain in full force and affect.

         22. Borrowers represent and wan-ant that the execution and delivery by Borrowers of this Modification Agreement and performance by them of the transactions and undertakings herein set forth (a) are and will be within Borrowers' corporate powers, (b) have been authorized by all necessary corporate action, (c) are not and will not be in contravention of any order of any court or other agency or government, of law, or of any other indenture, agreement or undertaking to which any Borrower is a party or by which any property of any Borrower is bound, or to be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement undertaking or result in the imposition of any lien charge or encumbrance of any nature upon any property of any Borrower, and (d) this Modification Agreement is valid, binding and enforceable in accordance with its respective terms.

         23. The addresses for notices contained in Section 15 of the Loan Agreement shall be replaced by the addresses set forth on Exhibit D attached hereto and made part hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Modification Agreement by their respective duly authorized officers as of the day and year first above written.


CORESTATES BANK, N.A.                       NATIONAL MEDIA CORPORATION


 /s/ Patricia A. Barford                    By:   /s/ Paul R. Brazina
 -----------------------                    ------------------------------

 Patricia A. Barford                        Paul R. Brazina
 -----------------------                    ------------------------------
 (Print Name and Title)           `         (Print Name and Title)

                                            Attest:  /s/ James M. Gallagher
                                            -------------------------------

                                    QUANTUM NORTH AMERICA, INC.


                                    By:  /s/ Constantinos I. Costalas
                                    ------------------------------------

                                     Constantinos I. Costalas, Vice Chairman
                                    ------------------------------------
                                             (Print Name and Title)

                                    Attest:  /s/ Paul R. Brazina
                                    ------------------------------------

                                    QUANTUM INTERNATIONAL LIMITED

                                    By:  /s/ Constantinos I. Costalas
                                         -------------------------------------

                                     Constantinos I. Costalas, Vice Chairman
                                     -----------------------------------------
                                             (Print Name and Title)

                                    Attest:  /s/ Paul R. Brazina
                                         -------------------------------------

                                    POSITIVE RESPONSE TELEVISION, INC.

                                    By:  /s/ Constantinos I. Costalas
                                         -------------------------------------
                                     Constantinos I. Costalas, Vice Chairman
                                     -----------------------------------------
                                             (Print Name and Title)

                                    Attest:  /s/ Paul R. Brazina
                                         -------------------------------------

                                    DIRECTAMERICA CORPORATION

                                    By:  /s/ Constantinos I. Costalas
                                         -------------------------------------
                                     Constantinos I. Costalas, Vice Chairman
                                     -----------------------------------------
                                             (Print Name and Title)

                                    Attest:  /s/ Paul R. Brazina
                                           -----------------------------------